EX-99.B(d)(2)(vi)

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is made as of the 28th day of July, 2003, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”); and

WHEREAS, the parties and Wells Fargo Funds Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates described in Appendix A to Schedule A for each Fund listed in Appendix A.

For the Diversified Bond Fund, Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Growth Balanced Fund, Growth Equity Fund, Index Fund, Moderate Balanced Fund, Aggressive Allocation Fund and Conservative Allocation Fund the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates per Fund for the assets formerly invested in the following Portfolios:

Name of Portfolio	Sub-Advisory Fee Rate
Equity Income Portfolio	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15
Index Portfolio	0-100M 100-200M >200M	0.05 0.03 0.02
Small Cap Index Portfolio	0-100M 100-200M >200M	0.05 0.03 0.02

Provided, that no fee shall be payable hereunder with respect to any of the Funds listed above during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with and reliance upon Section 12(d)(1)(E) or 12(d)(1)(G) under the Act.

However, the Sub-Adviser shall receive a fee as described in Appendix A to Schedule A of the assets of the Growth Balanced Fund, Moderate Balanced Fund, Aggressive Allocation Fund and Conservative Allocation Fund and from each WealthBuilder Portfolio for providing services with respect to which Master Trust Portfolios (or, in the case of the WealthBuilder Portfolios, other unaffiliated funds) these Funds will invest in and the percentage to allocate to each Master Portfolio or unaffiliated fund in reliance on Section 12(d)(1)(G) under the Act, the rules thereunder, or order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).

The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month. If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

APPENDIX A TO SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Aggressive Allocation Fund	0-250M >250M	0.10 0.05
Asia Pacific Fund	0-100M 100M-200M >200M	0.65 0.55 0.45
Asset Allocation Fund	0-100M 100-200M >200M	0.15 0.125 0.10
Balanced Fund	0-100M 100-200M >200M	0.25 0.20 0.15
California Limited-Term Tax-Free Fund	0-100M 100M-300M >300M	0.15 0.10 0.05
California Tax-Free Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
California Tax-Free Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
California Tax-Free Money Market Trust	0-1B >1B	0.00 0.00
Capital Growth Fund	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15
Cash Investment Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
Colorado Tax-Free Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
Common Stock Fund	0-100M 100-200M >200M	0.45 0.40 0.30
Conservative Allocation Fund	0-250M >250M	0.10 0.05

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Corporate Bond Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
Discovery Fund	0-100M 100-200M >200M	0.45 0.40 0.35
Dividend Income Fund	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15
Emerging Markets Focus Fund	0-100M 100-200M >200M	0.65 0.55 0.45
Endeavor Large Cap Fund	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15
Endeavor Select Fund	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15
Enterprise Fund	0-100M 100-200M >200M	0.45 0.40 0.30
Equity Index Fund	0-100M 100-200M >200M	0.05 0.03 0.02
Government Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
Government Securities Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
Growth Balanced Fund	0-250M >250M	0.10 0.05
Growth Fund	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15
Heritage Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
High Income Fund	0-100M 100-300M 300-500M >500M	0.35 0.30 0.25 0.20

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
High Yield Bond Fund	0-100M 100-300M 300-500M >500M	0.35 0.30 0.25 0.20
Income Plus Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
Institutional Emerging Markets Fund	0-100M 100-200M >200M	0.65 0.55 0.45
Intermediate Government Income Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
Intermediate Tax-Free Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
Large Cap Growth Fund	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15
Liquidity Reserve Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
Mid Cap Disciplined Fund	0-100M 100-200M >200M	0.45 0.40 0.30
Mid Cap Growth Fund	0-100M 100-200M >200M	0.45 0.40 0.30
Minnesota Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
Minnesota Tax-Free Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
Moderate Balanced Fund	0-250M >250M	0.10 0.05
Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
Money Market Trust		0.00
Municipal Bond Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Municipal Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
National Limited-Term Tax-Free Fund	0-100M 100-300M >300M	0.15 0.10 0.05
National Tax-Free Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
National Tax-Free Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
National Tax-Free Money Market Trust		0.00
Nebraska Tax-Free Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
Opportunity Fund	0-100M 100-200M >200M	0.45 0.40 0.30
Overland Express Sweep Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
Prime Investment Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
Short Duration Government Bond Fund	0-100M 100-300M >300M	0.15 0.10 0.05
Short-Term Bond Fund	0-100M 100M-300M >300M	0.15 0.10 0.05
Short-Term High Yield Bond Fund	0-100M 100-300M 300-500M >500M	0.35 0.30 0.25 0.20
Short-Term Municipal Bond Fund	0-100M 100M-300M >300M	0.15 0.10 0.05
Small Cap Disciplined Fund	0-100M 100-200M >200M	0.55 0.50 0.40
Small Cap Growth Fund	0-100M 100-200M >200M	0.55 0.50 0.40

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Small Cap Value Fund	0-100M 100-200M >200M	0.55 0.50 0.40
Small Mid/Cap Value Fund	0-100M 100-200M >200M	0.45 0.40 0.35
Specialized Financial Services Fund	0-100M 100-200M >200M	0.45 0.40 0.30
Strategic Income Fund	0-100M 100-300M 300-500M >500M	0.35 0.30 0.25 0.20
Strategic Small Cap Value Fund[1]	0-200M >200M	0.45 0.40
Treasury Plus Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01
Ultra-Short Duration Bond Fund	0-100M 100M-300M >300M	0.15 0.10 0.05
Ultra Short-Term Income Fund	0-100M 100-300M >300M	0.15 0.10 0.05
Ultra Short-Term Municipal Income Fund	0-100M 100-300M >300M	0.15 0.10 0.05
U.S. Value Fund	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15
WealthBuilder Conservative Allocation Portfolio		0.15
WealthBuilder Equity Portfolio		0.15
WealthBuilder Growth Allocation Portfolio		0.15
WealthBuilder Growth Balanced Portfolio		0.15
WealthBuilder Moderate Balanced Portfolio		0.15
WealthBuilder Tactical Equity Portfolio		0.15
Wisconsin Tax-Free Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10
100% Treasury Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

[1]	On February 8, 2006, the Board of Trustees approved the establishment of Strategic Small Cap Value Fund, which is expected to commence operations in 2006.

The foregoing fee schedule is agreed to as of February 8, 2006 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Andrew Owen
Andrew Owen
Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:	/s/ David O’Keefe
David O’Keefe
Chief Financial Officer